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                                                                   EXHIBIT 10.15


                              STOCK SALE AGREEMENT


THIS AGREEMENT, dated February 23, 1999, is between Mutsuo Tanaka, Individually ("Buyer"), and Ultrak, Inc., a Delaware corporation ("Ultrak").

                                    RECITALS

         Ultrak owns 45,444 shares (the "Shares") of the issued and outstanding common stock, (Y)500 par value of Securion o 24 Co., Ltd., a Japanese Corporation ("Securion Stock"). Ultrak desires to sell the Shares to Buyer, and Buyer desires to purchase the Shares from Ultrak, in accordance with the terms of this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the terms of this Agreement, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

                               ARTICLE I: THE SALE

         1.01. The Sale. On the terms and subject to the conditions set forth herein, at the Closing (as hereinafter defined) Ultrak agrees to sell to Buyer, and Buyer agrees to purchase from Ultrak, the Shares.

         1.02. Purchase Price. The purchase price to be paid to Ultrak by Buyer for the Shares shall be (Y)4,950 per share or an aggregate of (Y)224,947,800 (the "Purchase Price"), and subject to paragraph 6.03 the Purchase Price shall be paid by wire transfer of funds into Ultrak's bank account in Japan described on Schedule A attached hereto and in accordance with paragraph 5.02 below.

         1.03. Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place on February 26, 1999, at 10:00 o'clock a.m., Central Standard Time, via facsimile. The day on which the Closing occurs is herein referred to as the "Closing Date."

         1.04. Further Assurances. After the Closing, Buyer shall execute and deliver such additional documents and take such additional actions as Ultrak may reasonably deem to be practical and necessary or advisable in order to consummate the transactions contemplated by this Agreement or to vest more fully in Buyer the ownership of the Shares.

              ARTICLE II: REPRESENTATIONS AND WARRANTIES OF ULTRAK

         Ultrak represents and warrants to Buyer that the following are true and correct:

        2.01. Organization. Ultrak is a corporation duly organized and validly existing under Delaware law and has the corporate power and authority to own or hold under lease its properties and assets and to carry on its business as it is now being conducted.

        2.02. Corporate Records. Copies of Ultrak's Articles of Incorporation (the "Charter") and Bylaws and all amendments thereto will be made available upon request to Buyer.



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       2.03 Corporate Authority. Ultrak has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Ultrak and no other corporate proceedings on the part of Ultrak are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Ultrak and, assuming this Agreement constitutes a valid and binding agreement of Buyer, this Agreement constitutes a valid and binding agreement of Ultrak, enforceable against Ultrak in accordance with its terms. Neither the execution and delivery of this Agreement by Ultrak nor the consummation of the transactions contemplated hereby by Ultrak will: (a) violate or conflict with any provision of the Charter or Bylaws of Ultrak, or (b) violate or conflict with any law, regulation, permit, authorization, franchise, license, judgment, order, writ, injunction or decree of any court or governmental body of any jurisdiction, in each case as such is related to Ultrak or its assets.

       2.04 Consents. No authorization, consent, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery, and performance of this Agreement or the agreements contemplated hereby on the part of Ultrak.

       2.05. Shares. The Shares are duly authorized, validly issued, fully paid, and nonassessable. There are no preemptive rights with respect to the Shares. To the best of Ultrak's knowledge and belief, there are no outstanding subscriptions, options, warrants, rights, or other arrangements or commitments, whether express or implied, obligating Ultrak to transfer the Shares to any third party. Ultrak has not granted any liens on the Shares.

       2.06 Brokers and Finders. Neither Ultrak nor any of their officers, directors, affiliates, representatives, or agents has employed any broker, finder, or investment bank or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees, or finders' fees in connection with the transactions contemplated hereby.

       2.07 Interference with Business. Ultrak warrants not to interfere with or obstruct, directly or indirectly, or through ISCO, Mr. Kiyohide Mizuno or Mr. Kakugawa, in Securion o 24 Co., Ltd.'s business arrangements with Ace Denken and Glory Shoji, which Buyer alleges have been already established by binding agreement. However, Ultrak cannot be held responsible for the actions or conduct of these or any other parties in business dealings other than the actions and conduct of Mr. Mizuno who acts as Ultrak's independent sales representative in Japan.

              ARTICLE III: REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Ultrak that the following are true and correct:

        3.01. Corporate Authority. This Agreement has been duly and validly executed and delivered by Buyer and, assuming this Agreement constitutes a valid and binding agreement of Ultrak, this Agreement constitutes a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (x) violate or conflict with, or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute a default (or an event which, with the lapse of time, or the giving of notice, or both, will constitute a default) under, any contract, license, other instrument or


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commitment to which Buyer is a party or by which Buyer is bound, or result in the creation of any lien, charge or encumbrance upon the properties or assets of Buyer pursuant to the terms of any such contract, license, instrument or commitment; or, (y) violate or conflict with any law, regulation, permit, authorization, franchise, license, judgment, order, writ, injunction or decree of any court or governmental body of any jurisdiction, in each case as such is related to Buyer or its assets.

         3.02. Consents. No authorization, consent, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery, and performance of this Agreement or the agreements contemplated hereby on the part of Buyer.

         3.03 Brokers and Finders. Neither Buyer nor any representative or agent of Buyer has employed any broker, finder, or investment bank or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees, or finders' fees in connection with the transactions contemplated hereby.

                     ARTICLE IV: RELEASE AND INDEMNIFICATION

         4.01 By Buyer. Buyer agrees to release, indemnify and forever hold harmless Ultrak, its parent, subsidiaries, affiliates, divisions, officers, directors, employees, agents and assigns from any loss or damages (including reasonable attorney's fees) incurred by Ultrak as a result of claims, suits or demands of any kind, including those of third parties for any loss or damage, to the extent such loss or damage is caused by or results from the acts or omissions of Buyer or its employees or agents; provided, however, that this release, indemnification and hold harmless shall not apply to warranty claims relating to products sold by Ultrak to Buyer as per Section 5 of that certain non-exclusive Distributorship Agreement dated October 6, 1998.

         4.02 By Ultrak. Ultrak agrees to release, indemnify and hold harmless Buyer, his employees, agents and assigns from any loss or damages (including reasonable attorney's fees) incurred by Buyer as a result of claims, suits or demands of any kind, including those of third parties for any loss or damage, to the extent such loss or damage is caused by or results from the acts or omissions of Ultrak or its employees or agents; provided, however, that this release, indemnification and hold harmless shall not apply to warranty claims relating to products sold by Ultrak to Buyer as per the terms of that certain non-exclusive Distributorship Agreement dated October 6, 1998.

                          ARTICLE V: CLOSING DELIVERIES

         5.01. Deliveries by Ultrak. Ultrak deliver to Abe & Matsutome Law Office, Attention: Wada Nobuhiro, the share certificates representing the Shares and all such documents as may be reasonably required by Buyer (including but not limited to, Ultrak's application for approval by the Board of Directors of Securion o 24 Co., Ltd. Of the transfer of the Shares hereunder) on or before February 25, 1999 (Japan time). Buyer or his agent may examine such share certificates and documents prior to remittance of the Purchase Price. Ultrak shall procure the Abe & Matsutome deliver to Buyer the Shares as represented by the share certificates and documents upon receipt by Abe & Matsutome of copies of documents evidencing the remittance of the Purchase Price by Buyer.

         5.02. Deliveries by Buyer. Buyer shall deliver to Ultrak the Purchase Price via wire transfer within three (3) business days after February 26, 1999 (Japan time).


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                            ARTICLE VI: MISCELLANEOUS

        6.01. Modification, Amendment and Waiver. This Agreement may not be modified unless such modification is in writing and signed by both parties hereto. No waiver of any term of this Agreement shall be enforceable unless in writing and signed by the party against which it is sought to be enforced. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by such other party.

        6.02 Expenses. Each party hereto shall bear its own expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby.

        6.03 Legal Fees. Ultrak shall reimburse Buyer for up to $7,500.00 US of legal costs incurred by Buyer at the Hashidate Law Office. This amount shall be converted to Japanese Yen on the Closing date and then credited against the purchase price set forth in paragraph 1.02 above.

        6.04. Counterparts. This Agreement may be executed in two or more counterparts, all of which will be considered the same agreement and faxed copies of manually executed signature pages to this Agreement will be fully binding and enforceable without the need for delivery of the manually executed signature page.

        6.05. Governing Law. THE INTERNAL LAWS (AND NOT THE CONFLICTS OF LAWS RULES) OF CALIFORNIA GOVERN THIS AGREEMENT.

        6.06. Notices. All notices hereunder will be in writing and will be deemed given if delivered by hand (or recognized international courier or delivery service) or mailed by registered or certified air mail (return receipt requested) to the parties at the addresses set forth beside their signatures (or at such other addresses for a party as will be specified by like notice) and will be deemed given on the date on which so hand-delivered or on the sixth business day following the date on which so mailed to the address set forth opposite the name and signature block for each party to this Agreement.

         6.07 Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof; the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance; and in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

       6.08. Assignments; Entire Agreement; Headings. This Agreement shall not be assignable by operation of law or otherwise. Any attempted assignment of this Agreement shall be void. This Agreement, the Schedules attached hereto, and the Exhibits attached hereto constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof. All Schedules, Exhibits, and documents and agreements referred to herein or attached hereto are fully and completely incorporated herein effective as of the first reference herein. The headings contained in this Agreement are for reference purposes and will not affect in any way the meaning or interpretation of this Agreement. Use of "herein," "hereof" or similar terms refer to this

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Agreement as a whole. The use of any term denoting a masculine, feminine, or neuter gender shall include all such genders.

        6.09. Arbitration. ANY DISPUTE OR CLAIM RELATING TO THIS AGREEMENT SHALL BE FINALLY SETTLED BY ARBITRATION IN ACCORDANCE WITH THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION, WHICH RULES ARE DEEMED TO BE INCORPORATED HEREIN BY REFERENCE. ANY SUCH ARBITRATION SHALL BE HELD IN LOS ANGELES, CALIFORNIA, U.S.A., AND THE LANGUAGE TO BE USED IN THE ARBITRATION PROCEEDING SHALL BE ENGLISH. JUDGMENT UPON THE AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF.

         6.10. Shareholders Agreement. That certain Shareholders Agreement dated August 21, 1997 between Buyer and Ultrak, shall be terminated as of February 26, 1999, conditioned upon consumation of the Closing contemplated in paragraph 1.03 above.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

ULTRAK, INC                                         Mutsuo Tanaka
1301 Waters Ridge Drive                             c/o SECURION o 24 Co., LTD
Lewisville, Texas 75057    USA                      5F Sumitomo Seimei Bldg.
12-7 Asaji-Cho, Hachioji-City                       Tokyo, 192 Japan




By: /s/ GEORGE K. BROADY                            By: /s/ MUTSUO TANAKA
   ---------------------------                         ------------------------
      George K. Broady                              Mutsuo Tanaka, Individually
      Chief Executive Officer





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                                   Schedule A


   Buyer should instruct their bank in Japan to deliver Yen to:


   Bank:         Bank of Tokyo-Mitsubishi Ltd.
                 Tokyo, Japan

   Swift:        BOTKJPJT

   For the account of Bank One International Corporation

   Account Number:                       6530410454

   To further credit the account of Ultrak Operating, L.P.

   Account Number:                       1570699635

       NOTE: PLEASE WIRE ADVICE ATTENTION FOREIGN EXCHANGE REFERENCE: DALLAS, TX




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